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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion in the Registration Statement on Form S-1, pertaining to the registration of 1,725,000 trust preferred securities by Ozark Capital Trust and the registration of the related subordinated debentures and guaranty by Bank of the Ozarks, Inc. (the "Company"), of our report dated January 28, 1998 on our audit of the consolidated financial statements of the Company for the years ended December 31, 1997 and 1996. We also consent to the reference to our firm under "EXPERTS" in the Form S-1.


                                        /s/ Moore Stephens Frost

                                        Moore Stephens Frost


Little Rock, Arkansas
May 21, 1999